UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Commission File Number: 001-16577

(Exact name of registrant as specified in its charter).

Michigan	38-3150651
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

5151 Corporate Drive, Troy, Michigan	48098-2639
(Address of principal executive offices)	(Zip code)

Flagstar Bancorp, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Alessandro P. DiNello
President and Chief Executive Officer
Flagstar Bancorp, Inc.
5151 Corporate Drive
Troy, Michigan 48098
(Name and address of agent for service)
(248) 312-2000
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	800,000	$28.78	$23,024,000	$2,668

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional shares of common stock that may become issuable as a result of a stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, on the basis of the average high and low sale prices reported for shares of common stock on the New York Stock Exchange on May 22, 2017.

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) registers 800,000 shares of common stock, par value $0.01 (“Shares”), of Flagstar Bancorp, Inc. (the “Registrant”) that may be issued under the Flagstar Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”). The Registrant’s shareholders approved the Plan on May 23, 2017. The Plan is more fully described in Proposal 5 contained in the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 11, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant shall deliver the document containing the information in Part I of this Registration Statement to each participant in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10K for the year ended December 31, 2016;

2.	The Registrant’s Quarterly Report on Form 10Q for the quarter ended March 31, 2017 ;

3.	The Registrant’s Current Reports on Form 8K filed with the Commission on January 19, 2017;

4.	The Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on April 11, 2017, and

5.
The description of the Registrant’s common stock contained in the registration statement on Form S3 filed with the Commission on November 3, 2009 (File No. 333162823) under the section entitled “DESCRIPTION OF SECURITIES WE MAY OFFER  Description of Common Stock,” including any amendment filed updating that section.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a posteffective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8K) are not deemed filed with the Commission or are not regarded to be incorporated herein by reference).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.
Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The Registrant’s Second Amended and Restated Articles of Incorporation contain a provision, authorized by the Michigan Business Corporation Act (the “MBCA”), designed to eliminate in certain circumstances the personal liability of directors for monetary damages to the Registrant or its shareholders for breach of their fiduciary duty as directors. However, this provision does not limit the liability of any director who breached his or her duty of loyalty to the Registrant or its shareholders, failed to act in good faith, obtained an improper personal benefit or paid a dividend or approved a stock repurchase or redemption that was prohibited under Michigan law. This provision will not limit or eliminate the rights of the Registrant or any shareholder to seek an injunction or any other nonmonetary relief in the event of a breach of director’s duty of care. In addition, this provision applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability unrelated to his or her fiduciary duty of care or from a violation of statutory law such as certain liabilities imposed on a director under the federal securities laws.

The Registrant’s Second Amended and Restated Articles of Incorporation also provide that the Registrant shall indemnify all directors and officers of the Registrant to the full extent permitted by the MBCA. Under the provisions of the MBCA, any director or officer who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders.

Officers and directors are covered within specified monetary limits by insurance against certain losses arising from claims made by reason of their being directors or officers of the Registrant or of the Registrant’s subsidiaries and the Registrant’s officers and directors are indemnified against such losses by reason of their being or having been directors or officers of another corporation, partnership, joint venture, trust or other enterprise at the Registrants or its subsidiaries’ request.

Item 7.     Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.    Description

3.1
Second Amended and Restated Articles of Incorporation of Flagstar Bancorp, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2015 and incorporated herein by reference).

3.2
Sixth Amended and Restated Bylaws of Flagstar Bancorp, Inc. (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8K filed with the Commission on November 7, 2016, and incorporated herein by reference).

5.1	Opinion of Warner Norcross & Judd LLP.
23.1	Consent of PricewaterhouseCoopers, LLP.
23.2	Consent of Baker Tilly Virchow Krause, LLP.
23.3	Consent of Warner Norcross & Judd LLP (included in opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
99.1
Flagstar Bancorp, Inc. Employee Stock Purchase Plan (previously filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2017 and incorporated herein by reference).

Item 9. Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on this 24th day of May, 2017.

FLAGSTAR BANCORP, INC.

By:	/s/ Alessandro P. DiNello
Alessandro P. DiNello
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned whose signatures appear below hereby constitute and appoint Alessandro DiNello their true and lawful attorneyinfact and agent, with full power of substitution and resubstitution, for them and in his name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneyinfact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneyinfact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons (including a majority of the Board of Directors of Flagstar Bancorp, Inc.) in the capacities and on the dates indicated.

	Title	Date

/s/ Alessandro DiNello	Director, President and Chief Executive Officer	May 24, 2017
Alessandro DiNello	(Principal Executive Officer)

/s/ James K. Ciroli	Executive Vice President and Chief Financial Officer	May 24, 2017
James K. Ciroli	(Principal Financial Officer)

/s/ Bryan L. Marx	Senior Vice President and Chief Accounting Officer	May 24, 2017
Bryan L. Marx	(Principal Accounting Officer)

/s/ John D. Lewis	Chairman	May 24, 2017
John D. Lewis

/s/ Jay J. Hansen	Director	May 24, 2017
Jay J. Hansen

/s/ David J. Matlin	Director	May 24, 2017
David J. Matlin

/s/ Bruce E. Nyberg	Director	May 24, 2017
Bruce E. Nyberg

/s/ James A. Ovenden	Director	May 24, 2017
James A. Ovenden

/s/ Peter Schoels	Director	May 24, 2017
Peter Schoels

/s/ David L. Treadwell	Director	May 24, 2017
David L. Treadwell

/s/ Jennifer R. Whip	Director	May 24, 2017
Jennifer R. Whip

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8
Exhibit No.    Description

3.1
Second Amended and Restated Articles of Incorporation of Flagstar Bancorp, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 16, 2015 and incorporated herein by reference).

3.2
Sixth Amended and Restated Bylaws of Flagstar Bancorp, Inc. (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8K filed with the Commission on November 7, 2016, and incorporated herein by reference).

5.1	Opinion of Warner Norcross & Judd LLP.
23.1	Consent of PricewaterhouseCoopers, LLP.
23.2	Consent of Baker Tilly Virchow Krause, LLP.
23.3	Consent of Warner Norcross & Judd LLP (included in opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
99.1
Flagstar Bancorp, Inc. Employee Stock Purchase Plan (previously filed as Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2017 and incorporated herein by reference).